Exhibit 1.1
CAPITAL SOUTHWEST CORPORATION

5.125% Convertible Notes due 2029
UNDERWRITING AGREEMENT

Dated: November 4, 2024

TABLE OF CONTENTS

Page

2.    SALE AND DELIVERY TO UNDERWRITERS; CLOSING.    15
3.    COVENANTS    16
4.    PAYMENT OF EXPENSES.    22
5.    CONDITIONS OF UNDERWRITERS’ OBLIGATIONS    23
6.    INDEMNIFICATION.    26
7.    CONTRIBUTION    29
8.    REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY    30
9.    TERMINATION OF AGREEMENT.    30
10.    DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.    31
11.    NOTICES    32
12.    PARTIES    33
13.    GOVERNING LAW    33
14.    EFFECT OF HEADINGS    33
15.    DEFINITIONS    33
16.    ABSENCE OF FIDUCIARY RELATIONSHIP    35
17.    RESEARCH ANALYST INDEPENDENCE    35
18.    TRIAL BY JURY    36
19.    CONSENT TO JURISDICTION    36
20.    COUNTERPARTS    36
21.    AMENDMENTS; WAIVERS    36
22.    RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES    36

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EXHIBITS

Exhibit A - Underwriters
Exhibit B - List of Persons Subject to Lock-Up
Exhibit C - Form of Lock-Up Agreement
Exhibit D - Pricing Term Sheet
Exhibit E - Company Additional Written Communication

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CAPITAL SOUTHWEST CORPORATION

5.125% Convertible Notes due 2029

UNDERWRITING AGREEMENT
November 4, 2024
Oppenheimer & Co. Inc.
As Representative of the several Underwriters
named in Exhibit A
c/o Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:
Capital Southwest Corporation, a Texas corporation (the “Company”), is entering into this agreement (this “Agreement”) with Oppenheimer & Co. Inc. (“OpCo”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom OpCo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company of an aggregate principal amount of $200,000,000, as set forth on a term sheet substantially in the form of Exhibit D hereto (the “Pricing Term Sheet”), of its 5.125% Convertible Notes due 2029 (the “Initial Securities”), and the purchase by the Underwriters, acting severally and not jointly, of the principal amount of Initial Securities set forth in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase up to an additional principal amount of $30,000,000, as set forth the Pricing Term Sheet, of its 5.125% Convertible Notes due 2029 (the “Option Securities”). The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” The Securities will be convertible into cash, shares of common stock of the Company, par value $0.25 per share (the “Common Stock”), or a combination of cash and shares of Common Stock (any shares of Common Stock issuable upon conversion of the Securities, including, for the avoidance of doubt, any additional shares deliverable upon conversion in connection with a “make-whole fundamental change,” are referred to as the “Conversion Shares”). The Securities will be issued pursuant to a supplemental indenture, to be dated as of the Closing Date (as defined in Section 2(d)), and a base indenture, dated as of October 23, 2017 (such supplemental indenture and indenture, together, the “Indenture”), each between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as Trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Exhibit A other than the Representative, the term Representative as used herein shall mean the Representative, as Underwriter, and the terms Representative and Underwriter shall mean Representative as the context requires. Certain terms used in this Agreement are defined in Section 15 hereof.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
The Company has filed with the Commission a shelf registration statement on Form N-2ASR (File No. 333-282873) and a related prospectus for the registration of the Securities under the 1933 Act and the related rules and regulations of the Commission thereunder. The registration statement, which contains a base prospectus dated October 29, 2024 (the “Base Prospectus”), as it may have heretofore been amended, including all documents filed as a part thereof, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B and Rule 424(b) under the 1933 Act, is hereinafter referred to as the “Registration Statement” and became effective upon filing with the Commission pursuant to Rule 462(e) under the 1933 Act. The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated November 4, 2024 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”). The Company will prepare and file a final prospectus supplement with the Commission pursuant to Rule 424(b) under the 1933 Act after the execution and delivery of this Agreement that supplements the Base Prospectus with respect to the offer and sale of the Securities (the “Final Prospectus Supplement”). The Final Prospectus Supplement and the Base Prospectus are hereinafter referred to collectively as the “Prospectus.” The information included or incorporated by reference in the Final Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein.
Any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) relating to the offering of the Securities contemplated by this Agreement or any press releases or similar written materials meeting the definition of “advertisement” as set forth in Rule 482 under the 1933 Act is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the 1933 Act) relating to the offering of the Securities contemplated by this Agreement that is a “written communication” (as defined in Rule 405 under the 1933 Act). All references to the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include all exhibits and annexes thereto and the copy filed with the Commission pursuant to EDGAR.
The Company owns (i) 100% of the equity interests in Capital Southwest Equity Investments, Inc. (“CSEI”), (ii) 100% of the limited partnership interests in Capital Southwest SBIC I, LP (the “SBIC Fund I”), (iii) 100% of the equity interests in Capital Southwest SBIC I GP, LLC (the “SBIC GP”) and (iv) 100% of the equity interests in Capital Southwest SPV LLC (the “SPV”). CSEI, the SBIC Fund I, the SBIC GP and the SPV, together with the Company, are referred to in this Agreement as the “Capital Southwest Entities.”

Pursuant to the 1940 Act, the Company has filed with the Commission a Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act filed on Form N-54A (File No. 814-00751) (the “BDC Election”), pursuant to which the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company has elected to be treated for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code.
The Company hereby confirms that it has authorized the use of the Preliminary Prospectus and the Prospectus by the Underwriters in connection with the offering and sale of the Securities under this Agreement.
The Company and the Underwriters hereby agree as follows:
1.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the Execution Time, as of the Applicable Time, as of the Closing Date, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:
(1)Compliance with Registration Requirements. The Company has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the Company’s use of the automatic shelf registration form.
At the times that the Registration Statement and any amendments to the foregoing became effective, at the Applicable Time and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement and any amendments to the foregoing complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered (whether physically or through compliance with Rule 172) in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Neither (x) the Preliminary Prospectus, and the information included in the Pricing Term Sheet on Exhibit D hereto, all considered together (collectively the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus, when taken together with the General Disclosure Package, nor (z) any Road Show, when taken together with the General Disclosure Package, included as of the Applicable Time, or will include as of the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the Pricing Term Sheet and (v) any Road Show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The documents incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Preliminary Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act, the 1940 Act and the Trust Indenture Act.
The representations and warranties in the preceding paragraphs of this Section 1(a)(1) do not apply to (i) statements in or omissions from the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Preliminary Prospectus, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters as aforesaid consists of the information described as such in the last sentence of Section 6(b) hereof or (ii) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act.
The copies of the Registration Statement and any amendments to the foregoing and the copies of each Preliminary Prospectus and Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.
Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus that has not been superseded or modified.
(2)Registered Management Investment Company Status. None of the Capital Southwest Entities is, or after giving effect to the offering and sale of the Securities, will be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.
(3)Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes thereto, filed with the Commission as a part of, or incorporated by reference in, the Registration Statement and included in the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the Capital Southwest Entities as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the

General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, of the Capital Southwest Entities included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records and other books and records of the Capital Southwest Entities, as applicable, and present fairly in all material respects the information shown therein. Other than the financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, no other financial statements or supporting schedules are required to be included therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply or will comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
All references in this Agreement to financial statements and schedules and other information which is “included,” “described” or “stated” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, including those made pursuant to Rule 424(b) under the 1933 Act or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
(4)No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected, either individually or in the aggregate, to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Capital Southwest Entities, considered as one entity (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) none of the Capital Southwest Entities, considered as one entity, has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular distributions paid or declared by the Company to its stockholders consistent with past practice or any other distributions described in the Prospectus (or any amendment or supplement thereto), there has been no dividend or distribution of any kind declared, paid or made by the Company.
(5)Good Standing of the Capital Southwest Entities. Each of the Capital Southwest Entities has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package and to execute and deliver this Agreement and perform its obligations, as applicable, under this Agreement.
Each of the Capital Southwest Entities is duly qualified to do business and in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except for such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
All of the issued and outstanding partnership interests and limited liability company interests of the SBIC Fund I, the SBIC GP and the SPV, respectively, have been duly authorized and validly issued, are fully paid and non-assessable and wholly owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in either of the SBIC Fund I, the SBIC GP or the SPV are outstanding.
(6)Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than its interests in (i) CSEI, the SBIC Fund I, the SBIC GP and the SPV and (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”).
(7)Portfolio Companies. The Company or the SBIC Fund I, either directly or indirectly through one or more tax blocker subsidiaries, has duly authorized, executed and delivered agreements (each a “Portfolio Company Agreement”) required to make the investments in the Portfolio Companies. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there has been no material change in the total fair value dollar amount of the Portfolio Company investments on non-accrual status since September 30, 2024.
(8)Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the General Disclosure Package. The Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Prospectus (or any amendment or supplement thereto). All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Securities covered by this Agreement. No shares of preferred stock of the Company have been designated, offered, sold or issued and no shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, restricted stock or other rights granted thereunder, set forth in the Prospectus and the General Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, awards and rights. The Securities to be sold pursuant to this Agreement have been duly authorized by the Company’s board of directors (the “Board”) for issuance and sale to the Underwriters and, when issued and delivered by the Company pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued.
(9)Indenture. The Indenture has been duly authorized by the Company, and on the Closing Date and on each Option Closing Date, as the case may be, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (collectively, the “Enforceability Exceptions”); and the Securities and the Indenture will conform to the descriptions thereof in the General Disclosure Package and the Prospectus. On the Closing Date, the Indenture will be duly qualified under the Trust Indenture Act.
(10)Securities. The Securities to be issued and sold by the Company hereunder have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the terms of the Securities; the maximum number of Conversion Shares issuable upon conversion of the Securities (including any “additional shares,” as defined in the Preliminary Prospectus Supplement”) have been duly authorized and reserved for issuance upon conversion of the Securities and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of the maximum number of Conversion Shares will not be subject to any preemptive or similar rights.
(11)Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. None of the Capital Southwest Entities is in violation of or default under (i) its respective charter, bylaws, limited liability company agreement, limited partnership agreement or any similar organizational document; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument, and any supplements or amendments thereto, to which it is a party or bound or to which any of its properties or assets is subject, including, in the case of the Company and the SBIC Fund I, any Portfolio Company Agreement (collectively, “Agreements and Instruments”); and (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. No person has the right to act as an underwriter, sales agent or financial advisor to the Company in connection with or by reason of the offer and sale of the Securities contemplated hereby other than the Underwriters pursuant to this Agreement.
The execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Prospectus and the General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”), the issuance of the Conversion Shares upon conversion of the Securities and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, the Agreements and Instruments or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Capital Southwest Entity pursuant to the terms of the Agreements and Instruments (except to the extent that such breaches, defaults or creations or impositions would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect), (ii) result in any violation of the provisions of the Company’s articles of incorporation, or (iii) result in any violation of any law, regulation, or decree applicable to the Company or the Capital Southwest Entities. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement or the Indenture by the Company in connection with the offering, issuance, sale or delivery of the Securities hereunder (including the issuance of the Conversion Shares upon conversion thereof) or the consummation of the transactions contemplated hereby and by the Prospectus and the General Disclosure Package, except such as have already been obtained or made under the 1933 Act, the 1940 Act and the Trust Indenture Act and such as may be required under any applicable state securities or blue sky laws, from FINRA, or under the rules and regulations of the Nasdaq Stock Market. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by a Capital Southwest Entity, as applicable.
(12)Description of Notes. Description of Our Debt Securities. The statements set forth in the Preliminary Prospectus under the caption “Description of Notes” and in the Base Prospectus under the caption “Description of Our Debt Securities,” insofar as they purport to constitute a summary of the terms of the Securities, fairly present such terms, laws, legal conclusions and documents in all material respects.
(13)Material Agreements. Each material agreement described in the General Disclosure Package and Prospectus (each such agreement, a “Material Agreement” and collectively, the “Material Agreements”) has been accurately and fully described in all material respects. The Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person.
(14)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against any of the Capital Southwest Entities which is required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement. All pending legal or governmental proceedings to which any Capital Southwest Entity is a party or of which any of such Capital Southwest Entity’s properties or assets is the subject which are not described in the Registration Statement, the Prospectus or the General Disclosure Package, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(15)Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits thereto that have not been so described, filed or incorporated by reference as required; provided, however, that the Company will file a form of this Agreement under cover of a Current Report on Form 8-K under the 1934 Act.
(16)Possession of Intellectual Property. Each of the Capital Southwest Entities owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its businesses as described in the Prospectus and the General Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Capital Southwest Entities has received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by any of the Capital Southwest Entities has been obtained or is being used by such entities in violation of any contractual obligation binding on such entities or any of their officers, directors or employees or otherwise in violation of the rights of any persons.
(17)All Necessary Permits, etc. Each of the Capital Southwest Entities possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective business, and the Company has neither received nor is aware of any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(18)Certificates. Any certificate signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representative or Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, respectively, to each Underwriter as to the matters covered thereby.
(19)Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement.
(20)Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit C hereto.
(21)Nasdaq. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and has been approved for listing on the Nasdaq and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the Nasdaq, nor has the Company received any notification that the Commission or the Nasdaq is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Stock for trading on the Nasdaq.
(22)FINRA Matters. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Capital Southwest Entities, or their respective controlled affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.
(23)Tax Law Compliance. Each of the Capital Southwest Entities has filed all necessary material federal, state, local and foreign tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus and the General Disclosure Package in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Capital Southwest Entities have not been finally determined.

The Company is not aware of any tax deficiency that has been or might be asserted or threatened against any of the Capital Southwest Entities that could result in a Material Adverse Effect.
(24)Small Business Investment Company Status. The SBIC Fund I is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC Fund I’s SBIC license is in good standing with, and has not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding the SBIC Fund I are outstanding or unresolved. The SBIC Fund I is conducting its business in compliance in all material respects with the applicable requirements of the SBA.
(25)Subsidiary Dividend Payments. Subject to the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the “SBA Regulations”), and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and for such prohibitions pursuant to the SBA Regulations or that would not reasonably be expected to result in a Material Adverse Effect, the SBIC Fund I is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.
(26)Insurance. The Capital Southwest Entities maintain insurance covering their properties, operations, personnel and business as they deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Capital Southwest Entities, as applicable, and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase of the Securities.
(27)Internal Control Over Financial Reporting; Independent Accountant. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act). The Company’s auditors and the audit committee of the Board have been advised of (1) any known significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and any such deficiencies or fraud will not result in a Material Adverse Effect. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting. RSM US LLP, the Company’s current independent accountant, which audited certain financial statements of the Company and whose reports with respect to the financial statements of each of the Company are incorporated by referenced in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act, the 1934 Act and, with respect to the Company, the rules of the Public Company Accounting Oversight Board (the “PCAOB”). Grant Thornton LLP, the Company’s former independent accountant, which audited certain financial statements of the Company and whose report with respect to the senior securities table information included in the financial statements of the Company is incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act, the 1934 Act and the rules of the PCAOB.
(28)Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company, and (iii) are effective to perform the functions for which they were established.
(29)Compliance with the Sarbanes-Oxley Act. The Company and, to its knowledge, its officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.
(30)No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(31)Statistical and Market-Related Data. All statistical, demographic or market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
(32)Investments. Except as provided for in the 1940 Act and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the General Disclosure Package or the Prospectus.
(33)No Unlawful Contributions or Other Payments. Neither the Capital Southwest Entities nor any director, officer or employee of the Capital Southwest Entities nor, to the Company’s knowledge, any agent, affiliate or other person associated with or acting on behalf of the Capital Southwest Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Capital Southwest Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(34)No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.
(35)Compliance with Laws. Each of the Capital Southwest Entities (i) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (ii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act, as applicable.
(36)Compliance with Anti-Money Laundering Laws. The operations of the Capital Southwest Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Capital Southwest Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Capital Southwest Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(37)No Conflicts with Sanctions Laws. Neither the Capital Southwest Entities nor any director, officer or employee of the Capital Southwest Entities, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the

Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(38)Material Relationship with the Underwriters. Except as disclosed in the General Disclosure Package and the Prospectus (including with respect to the Company’s Equity ATM Program (as described in the notes to the Company’s consolidated financial statements)), neither the Capital Southwest Entities has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.
(39)Officers and Directors. Except as disclosed in the General Disclosure Package and the Prospectus, no person is serving or acting as an officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Exhibit A hereto. For purposes of this Section 1(a)(39), the Company shall be entitled to reasonably rely on representations from such officers and directors.
(40)Regulated Investment Company. The Company has been and is in compliance with the requirements of Subchapter M of the Code to qualify as a RIC under the Code. The Company will direct the investment of the net proceeds of the offering of the Securities and continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code.
(41)Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with all applicable provisions of the 1940 Act and the rules and regulations of the Commission thereunder, including the provisions applicable to BDCs.
(42)Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus contained in the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Exhibit E hereto or any Road Show or other written communications reviewed and consented to by the Representative and listed on Exhibit E hereto. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.
(43)No Discrimination. None of the Capital Southwest Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.
(44)ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by any of the Capital Southwest Entities for employees or former employees, directors or independent contractors of the Capital Southwest Entities or under which any of the Capital Southwest Entities has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(45)Related Party Transactions. There are no business relationships or related-party transactions involving the Capital Southwest Entities or any other person required to be described in the Prospectus which have not been described as required.
(46)Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.
(47)WKSI Shelf Eligibility and Company Not Ineligible Issuer. (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act, and is eligible to rely on General Instruction A.2 of Form N-2, including the transaction requirements set forth in General Instruction I.B.1 of Form S-3.
(48)Cybersecurity. (A) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s information technology and computer systems, data and databases (collectively, “IT Systems and Data”) except, in each case, as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) the Company has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Company is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(49)XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement or the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
2.Sale and Delivery to Underwriters; Closing.
(a)Initial Securities. On the basis of the representations and warranties and other terms and conditions herein set forth in this Agreement, the Company hereby agrees to sell and to issue to the Underwriters, severally and not jointly, the principal amounts of Initial Securities set forth opposite the name of such Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Initial Securities set forth opposite the name of such Underwriter in Exhibit A hereto, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, in each case at a price equal to 95.5% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from November 4, 2024 to the Closing Date.
(b)Option Securities. In addition, on the basis of the representations and warranties and other terms and conditions set forth in this Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company the principal amount of Option Securities at the Purchase Price plus accrued interest, if any, from the Closing Date to the date of payment and delivery. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the Execution Time and may be exercised in whole or in part from time to time in one or more (but not more than three) installments, including at the Closing Date, upon written notice by the Representative to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option to purchase and the time and date of payment and delivery for such Option Securities. Any such time and date of payment for and delivery of such Option Securities (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option to purchase is exercised as to all or any portion of the Option Securities, the Company will issue and sell to the Underwriters, severally and not jointly, and each of the Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the total principal amount of Option Securities then being purchased which the principal amount of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total principal amount of Initial Securities.
(c)Terms of the Securities. The terms of the Securities shall be as set forth in the Preliminary Prospectus and the Pricing Term Sheet. The Pricing Term Sheet will include terms, including the amount of Option Securities, subject to the limitations set forth in Exhibit D that are determined by the Representative. If no such terms are determined by the Representative on or prior to 9:00 A.M. New York City time on November 5, 2024, unless the parties hereto agree otherwise, the Pricing Term Sheet will be deemed to be the term sheet attached as Exhibit D hereto, with the Representative being the only Underwriter, and the maximum coupon, minimum offering size, minimum conversion premium and minimum amount of Option Securities as set forth in Exhibit D and a customary make-whole table calculated by the Representative.
(d)Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on November 8, 2024 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 10:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. OpCo, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
(e)Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will cause the certificates representing the Securities to be made available to OpCo for review at least twenty-four hours prior to the Closing Date or the relevant Option Closing Date, as the case may be, at the office of DTC or its designated custodian.
3.Covenants. The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. Prior to the termination of the offering of the Securities, subject to Section 3(b), the Company will comply with the requirements of Rule 415, Rule 424(b) and Rule 430B, and will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Material or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(b)Filing of Amendments. During the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), the Company (A) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representative’s prior written consent. Prior to amending or supplementing the Preliminary Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the 1933 Act any prospectus required to be filed pursuant to such rule.
(c)Issuer Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to the Representative, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representative may reasonably request.

(d)Delivery of Registration Statements. The Company will furnish or deliver to the Representative and counsel for the Underwriters, upon request and without charge, copies of the conformed Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all consents and certificates of experts.
(e)Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus and any amendments or supplements thereto as such Underwriter reasonably requests, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.
(f)Continued Compliance with Securities Laws. The Company shall comply with the applicable provisions of the 1933 Act, the 1934 Act, the 1940 Act and the Trust Indenture Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the 1933 Act to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act or the Trust Indenture Act, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement or other filing (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement or other filing ) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement or other filing as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement or other filing as the Underwriters may reasonably request. If at any time any Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement or other filing (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement or other filing) and will promptly prepare and, if required by the 1933 Act, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement or other filing as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement or other filing as the Underwriters may reasonably request.
(g)Blue Sky and Other Qualifications. The Company shall use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a less than one year from the date of this Agreement).
(h)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Prospectus under “Use of Proceeds.”
(j)Listing. The Company will use its best efforts to effect the listing of the Conversion Shares on the Nasdaq as and when required by this Agreement and maintain the listing of the Common Stock on the Nasdaq. The Company does not intend to list the Securities on the Nasdaq or any other national securities exchange.
(k)Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representative, directly or indirectly:
(i)issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock; or
(ii)enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, other than the Securities to be sold hereunder, or publicly announce any intention to do any of the foregoing. The Representative, at any time and without notice, may release all or any portion of the Common Stock subject to the foregoing lock-up provisions.
Notwithstanding anything herein to the contrary, the Company may, without the prior written consent of the Representative:
(i)after providing the Representative with at least three business days advance written notice, file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, provided, however, the Company will not enter into any transaction described in clause (i) or (ii) above during the Lock-Up Period;
(ii)issue Securities to the Underwriters pursuant to, or in connection with the offering contemplated by, this Agreement (including issuing Conversion Shares upon conversion of the Securities);
(iii)issue shares of Common Stock pursuant to any dividend reinvestment plan described in the General Disclosure Package or the Prospectus;

(iv)issue shares of Common Stock pursuant to and in accordance with the terms of the Company’s deferred compensation, stock option, stock bonus and other stock plans or arrangements described in the General Disclosure Package or the Prospectus, and the options, restricted stock or other rights granted thereunder;
(v)issue SBA-guaranteed debentures by SBIC Fund I;
(vi)issue debt securities of the Company in a registered or private offering;
(vii)engage in borrowings under the Company’s credit facilities.
(l)Stabilization and Manipulation. The Company shall not take, and shall use its best efforts to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities (or the Conversion Shares) or otherwise, and the Company shall, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(m)RIC Status. The Company has qualified to be taxed as a RIC under Subchapter M of the Code for its taxable years ended December 31, 2007 through December 31, 2023, and will use its commercially reasonable efforts to maintain qualification as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2024 and thereafter.
(n)Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
(o)DTC. The Company shall use commercially reasonable efforts in cooperation with the Representative to obtain permission for the Securities to be eligible for clearance and settlement through DTC.
(p)Reporting Requirements. During the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by the 1933 Act, 1934 Act and the Rules and Regulations to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.
(q)No Issuer Free Writing Prospectus Offers. The Company represents and agrees that, without the prior consent of the Representative, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representative is listed on Exhibit E hereto.
(r)Rule 433 Legending. The Company has complied and shall comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus

(including the Pricing Term Sheet), including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it shall satisfy the conditions under Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic “road show” (as defined in Rule 433 under the 1933 Act).
(s)SBIC Status. The Company shall use its best efforts to cause the SBIC Fund I to continue to comply with the applicable requirements of the SBA and to meet its obligations as an SBIC licensed by the SBA.
(t)BDC Status. The Company, during a period of at least 12 months from the Closing Date, will use its commercially reasonable efforts to maintain its status as a BDC.
(u)Preparation of Prospectus. Immediately following the Execution Time, subject to Section 3(a) hereof, the Company will prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or as the Representative and the Company may reasonably deem appropriate and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b).
(v)Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the 1933 Act.
(w) Conversion Shares. The Company will reserve and keep available at all times, free of pre-emptive rights, a number of shares of Common Stock equal to the maximum number of Conversion Shares for the purpose of enabling the Company to satisfy all obligations to issue Conversion Shares upon conversion of the Securities.
4.Payment of Expenses.
(a)Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and each amendments or supplements thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisers to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any Issuer Free Writing Prospectus, any Road Show presentation or materials and any amendments or supplements to any of the foregoing, in each case, as may be reasonably requested, and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Conversion Shares on the Nasdaq, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses related to any Testing-the-Waters Communications or associated with the production of Road Show slides and graphics and the production and hosting of any Road Shows, fees and expenses of any consultants engaged in connection with Road Show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.
(b)Termination of Agreement. If this Agreement is terminated by the Representative prior to the Closing Date in accordance with the provisions of Sections 5, 9(a)(i), 9(a)(ii) or 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
5.Conditions of Underwriters’ Obligations. The obligations of each Underwriter hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Date and any Option Closing Date, as applicable, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its respective covenants and other obligations hereunder in all material respects, and (iv) the following other conditions:
(a)Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act and in accordance with Section 3(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the 1933 Act; the Registration Statement shall be effective and no stop order suspending or preventing the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or any free writing prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.
(b)Opinion of Counsel for the Company. At the Closing Date, the Representative shall have received the favorable opinions and negative assurance letter, each dated as of the Closing Date, of Eversheds Sutherland (US) LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinions and negative assurance letter for each of the other Underwriters.
(c)Opinion of Counsel for the Underwriters. At the Closing Date, the Representative shall have received the favorable opinion and negative assurance letter, dated as of the Closing Date, of Cooley LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such opinion and negative assurance letter for each of the other Underwriters, with respect to such matters as the Representative may reasonably request.
(d)Officers’ Certificate. At the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company by a duly authorized officer Company and of the chief financial or chief accounting officer of the Company, to the effect that (i) there has been no such material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company since the Execution Time, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
(e)Secretary’s Certificate. The Company shall have delivered to the Representative a certificate, dated the Closing Date, executed by the secretary of the Company on behalf of the Company, as to (i) the resolutions adopted by the Board in form and substance reasonably acceptable to the Representatives, (ii) the Company’s organizational documents, and (iii) any other items reasonably requested by the Representative, each as in effect as of the Closing Date.
(f)Accountant’s Comfort Letter. Prior to or in connection with the Execution Time, the Representative and the Board shall have received from RSM US LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to any of the foregoing.

(g)Bring-down Comfort Letter. At the Closing Date, the Representative and the Board shall have received from RSM US LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
(h)Approval of Listing. The Conversion Shares shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.
(i)Lock-up Agreements. Prior to the Execution Time, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.
(j)No Downgrade. On or after the Applicable Time there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.
(k)No Crisis. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, Nasdaq or Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq; (iii) a general moratorium on commercial banking activities declared by any of Federal, Delaware or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) an event that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.
(l)Certificate of Chief Financial Officer. Prior to or in connection with the Execution Time and at the Closing Date, the Representative shall have received a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative.
(m)Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:

(1)Opinion of Counsel for Company. The favorable opinions and negative assurance letter of Company Counsel in form and substance satisfactory to the Representative and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(2)Opinion of Counsel for Underwriters. The favorable opinion and negative assurance letter of Underwriters’ Counsel, in form and substance satisfactory to the Representative and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(3)Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d)) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
(4)Secretary’s Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officer specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
(5)Bring-down Comfort Letter. A letter from RSM US LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement and the Prospectus subsequent to the Closing Date.
(6)Certificate of Chief Financial Officer. A certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Representative and dated such Option Closing Date.
(n)Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.
(o)Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect.
6.Indemnification.
(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its officers, directors, employees, partners, agents and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability (joint or several), claim, damage and expense whatsoever, or actions in respect thereof, as incurred, to which the Underwriters or any Underwriter may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, that arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof or supplement thereto), that arise out of or are based on the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or that arise out of or are based on any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Company’s Road Show presentation or materials, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or that arise out of or are based on the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a)(i) or (a)(ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereof or supplement thereto), or in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in the last sentence of Section 6(b) hereof.
(b)Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or the Company’s Road Show presentation (or any amendment or supplement to any of the foregoing). The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or the Company’s Road Show presentation (or any amendment or supplement to any of the foregoing), consists exclusively of the following information in the Prospectus: (i) the concession figure appearing in the second paragraph under the caption “Underwriting,” (ii) paragraphs one and two under the caption “Price Stabilization and Short Positions; Repurchase of Common Stock,” (iii) the second, third and fourth sentence in the first paragraph under “Electronic Offer, Sale and Distribution.
(c)Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnified party shall be entitled to appoint counsel of the indemnified party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by OpCo and any such separate firm for the Company, its directors, its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)1940 Act Limitations. Any indemnification and contribution by the Company pursuant to this Section 6 or Section 7 shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.
7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party for any reason in respect of any losses, liabilities, claims, damages or expenses referred to therein (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”), then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is unavailable for any reason, the Company, on the one hand, and of the Underwriters, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, and the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner, agent and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.
8.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representative or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities.
9.Termination of Agreement.
(a)Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq, or (B) trading generally on the NYSE or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.
10.Default by One or More of the Underwriters.
If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
(i)if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full aggregate principal amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
(ii)if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand-delivered or transmitted by any standard form of electronic communication or telecommunication to the parties hereto as follows:
If to the Underwriters:

Oppenheimer & Co. Inc.
85 Broad Street
New York, New York 10004
Attention: General Counsel
with a copy to:
Cooley LLP
3175 Hanover Street
Palo Alto, California 94304
Attention: John T. McKenna
If to the Company:
Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
Facsimile: (214) 238-5701
E-mail: msarner@capitalsouthwest.com
Attention: Michael S. Sarner
with a copy to:
Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, D.C. 20001
Facsimile: (202) 637-3593
E-mail: payamsiadatpour@eversheds-sutherland.com
Attention: Payam Siadatpour, Esq.
Any party hereto may change the address for receipt of communications by giving written notice to the others.
In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
12.Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
13.Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES AND PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE).
14.Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
15.Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“1933 Act” means the Securities Act of 1933, as amended, collectively with the rules and regulations promulgated by the Commission thereunder.
“1934 Act” means the Securities Exchange Act of 1934, as amended, collectively with the rules and regulations promulgated by the Commission thereunder.
“1940 Act” means the Investment Company Act of 1940, as amended, collectively with the rules and regulations promulgated by the Commission thereunder.
“Applicable Time” means 5:00 P.M. (New York City time) on November 4, 2024 or such other time as agreed by the Company and the Representative.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commission” means the Securities and Exchange Commission.
“Common Stock” shall have the meaning as defined in the introductory paragraphs of this Agreement.
“DTC” means The Depository Trust Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.
“GAAP” means generally accepted accounting principles in the United States.
“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement.
“Nasdaq” means The Nasdaq Global Select Market.
“NYSE” means The New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Regulation S-T” means Regulation S-T of the Commission.
“Rule 134,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 415,” “Rule 424(b),” and “Rule 430B” refer to such rules under the 1933 Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representative or the Underwriters.
16.Absence of Fiduciary Relationship. The Company acknowledges and agree that:
(a)each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company or any of its respective affiliates, stockholders, creditors or employees, or any other party, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;
(b)the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;

(c)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;
(e)none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person; and
(f)it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of the Company.
17.Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.
18.Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
19.Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.
20.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
21.Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
22.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the

Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.
Very truly yours,
CAPITAL SOUTHWEST CORPORATION
By: /s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:
OPPENHEIMER & CO. INC.
By: /s/ Robert Missant
Name: Robert Missant
Title: Managing Director
For itself and as Representative of the Underwriters named in Exhibit A hereto.

[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Principal Amount of Initial Securities to be Purchased
Oppenheimer & Co. Inc.	$193,820,000
B. Riley Securities, Inc.	4,000,000
ING Financial Markets LLC	2,180,000
Total	$200,000,000

A-1

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP
1.    Bowen S. Diehl
2.    Michael S. Sarner
3.    Joshua S. Weinstein
4.    David R. Brooks
5.    Christine S. Battist
6.    Jack D. Furst
7.    Ramona L. Rogers-Windsor
8.    William R. Thomas

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT
November __, 2024
OPPENHEIMER & CO. INC.
as Representative,
c/o OPPENHEIMER & CO. INC.
85 Broad Street
New York, New York 10004
Ladies and Gentlemen:

The undersigned understands and agrees as follows:
1.    Oppenheimer & Co. Inc. proposes to enter into an Underwriting Agreement (the “Agreement”) with Capital Southwest Corporation, a Texas corporation (the “Company”), relating to the proposed registered offering (the “Offering”) of Convertible Notes (the “Notes”) of the Company, for which Oppenheimer & Co. Inc. will act as representative (the “Representative”) of the underwriters (the “Underwriters”) named in Exhibit A thereto.
2.    In recognition of the benefit that the Offering will confer upon the undersigned and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the undersigned, the undersigned hereby agrees that, without the prior written consent of the Representative (which consent may be withheld or delayed in the Representative’s sole discretion), he, she or it will refrain during the period commencing on the date hereof and ending on the date that is 30 days after the date of the Prospectus (as defined in the Agreement) (the “Lock-Up Period”), from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant for the sale of, lending or otherwise disposing of or transferring, directly or indirectly, any common stock of the Company, or any securities convertible into or exercisable or exchangeable for common stock of the Company or that derives value therefrom, or (ii) entering into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of common stock of the Company, or any securities convertible into or exercisable or exchangeable for common stock of the Company or that derives value therefrom, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock of the Company or such other securities, in cash or otherwise.

Notwithstanding the foregoing, subject to applicable securities laws and the restrictions contained in the Company’s charter, the undersigned may transfer any securities of the Company (including, without limitation, common stock) as follows:
(i)pursuant to the exercise and issuance of an option or the vesting or settlement, as applicable, of any restricted stock, restricted class of similar units (including any deferred restricted stock units or similar equity-based awards) or other equity awards outstanding on the date hereof or granted under equity incentive plans in effect as of the date hereof or described to in the General Disclosure Package (as defined in the Agreement) and the Prospectus, provided that any securities underlying such options continue to be subject to the terms of this Lock-Up Agreement (other than as provided under clause (ix) below);
(ii)by will or under the laws of descent;
(iii)transfers as a bona fide gift or gifts, including to charitable organizations or charitable trusts;
(iv)transfers by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
(v)the entry into any contract, instruction or plan complying with Rule 10b5-1 of the Exchange Act (“10b5-1 Plan”), provided that sales under any such new 10b5-1 Plan do not occur during the Lock-Up Period and the entry into such plan is not required to be reported in any public report or filing with the Securities and Exchange Commission and no such filing is made voluntarily;
(vi)transfers by the undersigned to an immediate family member of the undersigned or to a trust, the beneficiaries of which are exclusively the undersigned or a member or members of his or her immediate family;
(vii)transfers made as a distribution to stockholders, partners or members of the undersigned;
(viii)transfers required under any benefit plans of the Company;
(ix)transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement shall be subject to the terms of this Lock-Up Agreement;

(x)transactions in any securities acquired by the undersigned after the Closing Time (as defined in the Agreement) in the open market;
(xi)transfers made pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)) (including, without limitation, the entry into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or other such securities in connection with such transaction, or vote any Common Stock or other such Securities in favor of any such transaction); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the lock-up securities owned by the undersigned shall remain subject to the provisions of this Lock-Up Agreement; or
(xii)with the prior written consent of the Representative;
provided, however, that, in the case of any transfer or distribution (A) pursuant to clauses (i), (ii) or (vi), such transfer or distribution shall not involve a disposition for value; (B) pursuant to clauses (i), (ii), (iii), (vi) or (vii), each donee, distributee or transferee shall agree to be bound in writing by the restrictions set forth herein; and (C) pursuant to clauses (i), (ii), (iii), (vi) or (ix) no public disclosure or filing shall be made voluntarily during the Lock-Up Period, and to the extent a filing under Section 16(a) of the Exchange Act is required during the Lock-Up Period, it shall clearly indicate that the filing relates to the circumstances described in such clause, as applicable, including that the securities remain subject to the terms of this Lock-Up Agreement, and provided further, that the undersigned shall notify the Representative at least two (2) business days prior to such required filing under the Exchange Act), and in the case of any such transfer contemplated by clauses (ii), (iii), (iv), (vi), (vii) and (xi), a copy of the required agreement of the transferee or transferees is furnished promptly to the Representative.
For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.
For the avoidance of doubt, nothing shall prevent the undersigned from, or restrict the ability of the undersigned to, (i) purchase common stock on the open market or (ii) exercise any options or other convertible securities granted under any benefit plan of the Company (but not the sale or transfer of the shares of common stock issued upon exercise of such options or conversion of such securities).

3.    The undersigned understands that, if (a) the Agreement does not become effective by November 30, 2024, (b) the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder or (c) the Representative advises the Company, or the Company advises the Representative, in writing, prior to the execution of the Agreement, that they have determined not to proceed with the Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement. The undersigned acknowledges that the Representative is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Lock-Up Agreement and to continue their efforts in connection with the Offering.
4.    This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.
5.    This Lock-Up Agreement may be executed in one or more counterparts and delivered by facsimile or pdf, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
6.    This Lock-Up Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Lock-Up Agreement may not be changed, amended, modified or waived as to any particular provision, except with the express written consent of the Representative.
7.    Except as set forth in Section 2 herein, no party hereto may assign either this Lock-Up Agreement or any of its rights, interests, or obligations hereunder, except with the express written consent of the Representative. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Lock-Up Agreement shall be binding on the undersigned and each of its successors, heirs and assigns.
8.    Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.
9.    The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Notes and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Notes at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be executed, as of the date first written above.
Very truly yours,

____________________________________
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By:_________________________________
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EXHIBIT D

PRICING TERM SHEET
Filed pursuant to Rule 433
Registration File No. 333-282873
Relating to the
Preliminary Prospectus Supplement
dated November 4, 2024
(To prospectus dated October 29, 2024)
PRICING TERM SHEET
DATED NOVEMBER 4, 2024

Capital Southwest Corporation
$200,000,000
5.125% Convertible Notes due 2029
The information in this pricing term sheet supplements Capital Southwest Corporation’s preliminary prospectus supplement, dated November 4, 2024 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, including all other documents incorporated by reference therein. References to “we,” “our” and “us” refer to Capital Southwest Corporation and not to its consolidated subsidiaries. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer	Capital Southwest Corporation, a Texas corporation.
Ticker / Exchange for Our Common Stock (“common stock”)	“CSWC” / Nasdaq Global Select Market
Securities	5.125% Convertible Notes due 2029 (the “notes”)
Principal Amount	$200,000,000
Over-Allotment Option	$30,000,000

Denominations	$1,000 and integral multiples of $1,000 in excess thereof
Ranking	Senior unsecured
Maturity	November 15, 2029, unless earlier converted, redeemed or repurchased.
Interest and Interest Payment Dates	5.125% per year. Interest will accrue from November 8, 2024 and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning on February 15, 2025.
Regular Record Dates	February 1, May 1, August 1 or November 1 of each year, immediately preceding the May 15 and November 15 of each year interest payment date, as the case may be.
Issue Price	98.5% of principal, plus accrued interest, if any, from November 8, 2024 if settlement occurs after that date.
Last Reported Sale Price of Our Common Stock on Nasdaq Global Select Market on November 4, 2024	$22.33 per share
Initial Conversion Rate	40.0000 shares of our common stock per $1,000 principal amount of the notes, subject to adjustment.
Initial Conversion Price	$25.00 per share of our common stock, subject to adjustment.
Conversion Premium	Approximately 12% per share above the last reported sale price of our common stock on Nasdaq Global Select Market on November 4, 2024.
Settlement Method
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. Upon conversion, unless you convert after the close of business on a record date for an interest payment but on or prior to the corresponding interest payment date, you will receive a cash payment representing accrued and unpaid interest to, but excluding, the conversion date. See “Description of Notes—Conversion Rights—Settlement upon Conversion” in the Preliminary Prospectus Supplement.

Redemption at Our Option
We may not redeem the notes prior to November 20, 2027. We may redeem for cash all or any portion of the notes (subject to the limitation described in the next succeeding sentence), at our option, on a redemption date on or after November 20, 2027 and on or before the 45th scheduled trading day immediately prior to the maturity date if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. If we redeem less than all of the outstanding notes, at least $100,000,000 aggregate principal amount of notes must be outstanding and not subject to redemption as of, and after giving effect to, delivery of the relevant notice of redemption. No “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically. See “Description of Notes—Optional Redemption” in the Preliminary Prospectus Supplement.

Fundamental Change
If we undergo a “fundamental change” (as defined in the Preliminary Prospectus Supplement under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”), then, subject to certain conditions, holders may require us to repurchase for cash all or any portion of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes” in the Preliminary Prospectus Supplement.

Sole Book-Running Manager	Oppenheimer & Co. Inc.
Co-Managers	B. Riley Securities, Inc.
ING Financial Markets LLC
Pricing Date	November 4, 2024
Trade Date	November 5, 2024
Expected Settlement Date
We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about November 8, 2024, which is the third business day following the Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day preceding the settlement date should consult their own advisors.

CUSIP Number	140501 AE7
ISIN	US140501AE77
Listing	None.
Use of Proceeds
We estimate that the proceeds from this offering will be approximately $193.6 million (or approximately $222.7 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated expenses payable by us.
We expect to use the net proceeds from this offering to redeem in full our 4.50% Notes due 2026, to repay a portion of the outstanding indebtedness under our senior secured revolving credit facility with ING Capital LLC, and for general corporate purposes.
See “Use of Proceeds” in the Preliminary Prospectus Supplement.

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Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption
A holder who elects to convert its notes in connection with a make-whole fundamental change (as defined in the Preliminary Prospectus Supplement) or notice of redemption, as the case may be, may be entitled to an increase in the conversion rate for the notes so surrendered for conversion as set forth in the Preliminary Prospectus Supplement under the caption “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or Notice of Redemption.”
The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

		Stock Price
Effective Date	$22.33	$22.75	$23.50	$25.00	$27.50	$30.00
November 8, 2024········	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2025······	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2026······	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2027······	4.7828	4.2426	3.3711	1.9580	0.4673	0.0000
November 15, 2028······	4.7828	4.1262	3.1183	1.5696	0.2062	0.0000
November 15, 2029······	4.7828	2.6149	1.0383	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case
◦If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year.
◦If the stock price is greater than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
◦If the stock price is less than $22.33 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 44.7828 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.
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We have filed a registration statement (including a prospectus) and the Preliminary Prospectus Supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Preliminary Prospectus Supplement and the prospectus in that registration statement and other documents we have filed with the SEC for more complete information about us and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You should rely only on the information contained or incorporated by reference in the Preliminary Prospectus Supplement and the accompanying prospectus, as supplemented by this pricing term sheet, in making an investment decision with respect to the notes.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

EXHIBIT E

COMPANY ADDITIONAL WRITTEN COMMUNICATION
1.    Launch Press Release Filed with the Commission on November 4, 2024 pursuant to Rule 497(a) (as a Rule 482ad)
2.    Pricing Press Release Filed with the Commission on November 4, 2024 pursuant to Rule 497(a) (as a Rule 482ad)
3.    Investor Presentation, dated Fall 2024, titled “Convertible Notes Offering”

E-1